                                                                   Exhibit 10.17

                            EXCLUSIVE LEASE AGREEMENT

        THIS CONTRACT made this 12th day of September, 1995 between INTEGRITY FURNITURE, INC., hereinafter referred to as "INTEGRITY" and TEMPORARY CORPORATE HOUSING PITTSBURGH, INC., hereinafter referred to as "TCH" and as guaranteed by TEMPORARY CORPORATE HOUSING CLEVELAND, INC., TEMPORARY CORPORATE HOUSING CINCINNATI, INC., AND TEMPORARY CORPORATE HOUSING COLUMBUS, INC., as follows:

        1. TCH hereby grants to Integrity an exclusive contract to provide all furnishings for all of the apartments operated by TCH in the following Metropolitan areas:

                                 Pittsburgh, PA

        2. Integrity agrees to provide furniture packages to TCH for each of the above described apartments.

        3. Attached as Exhibit "A" are the specifications for the furniture packages for one and two bedroom apartments to be supplied to TCH by Integrity pursuant to the terms of this agreement.

        4. Integrity shall be prepared to deliver and TCH shall be prepared to accept furniture units upon the following schedule:

               October 1995 - 35 Units
               November 1995 - 35 Units
               December 1995 - 35 Units
               January 1996 - 15 Units
               April 1996 - 15 Units
               June 1996 - 10 Units

        5. The lease term for a furniture package shall be a minimum of three months. After the initial three month lease period, the lease shall continue from month to month and may be terminated by TCH upon the giving of five (5) days notice to Integrity.

        6. During the first five years of this agreement, the following for furniture packages shall be in effect:

               One Bedroom Apartments        $110.00 per month + tax
               Two Bedroom Apartments        $150.00 per month + tax


        7. After year five, Integrity may increase the price of said furniture packages, however, in no event shall the monthly lease rate exceed a sum equal to one-twelfth of the cost to Integrity of said furniture package.

        8. After the initial three month lease term for any single furniture package, the lease rate for such furniture package shall be prorated on a daily basis until such time as the furniture package is picked up by Integrity.

        9. By the 5th day of each month original invoices will be delivered to the corresponding City. The invoices will reflect all activities and prorations that occurred in the previous month.

        10. Integrity shall send to TCH on a monthly basis an itemized invoice detailing the monthly lease charge for each furniture package that is in the possession of TCH for the previous month. Payment by TCH is due on a net twenty (20) day basis. Any payments made thirty (30) days after the invoice date shall be deemed late and Integrity may impose a one and one-half (1 1/2%) percent late fee per month on any and all overdue lease payments.

        11. Integrity at its sole expenses shall deliver within forty-eight hours and pick up within five days all furniture packages leased pursuant to the terms of this agreement. Integrity will deliver and pick up furniture packages quicker depending on schedule availability also with no charge.

        12. TCH assumes full responsibility for any and all damages that occur to leased property owned by Integrity while in the possession of TCH. Damages include but are not restricted to wind, water and fire damage, customer negligence, cigarette burns, pet damage, or theft. TCH will provide Integrity with an insurance binder with Integrity and Citizens National Bank of Evans City, PA named payees in the loss payable clause. In exchange TCH will not be charged any damage waiver fees.

        13. Integrity shall in the case of product defect repair or replace any articles that may be broken or damaged. Said service shall be performed by Integrity within 48 hours of notification by TCH.

        14. In the event that merchandise is damaged from misuse, while in the possession of TCH, TCH is responsible to collect from their resident(s) the amount required to cover the cost of any repair or replacement. If upon termination of the lease damages are discovered, Integrity will inform TCH of the problems and will provide a detailed listing of charges within 2 working days.

        15. TCH shall not, during the lease term, remove the furniture from the premises to which it was delivered or permit the same to go out of its possession except with the written consent of Integrity.

        16. It shall be lawful for Integrity or its agents at all reasonable times to enter the premises with forty eight hours notice to Temporary Corporate Housing, Inc. where a furniture package is located for the purpose of viewing the state of condition of said furniture.

        17. This Exclusive lease contract shall remain in effect for a period of five (5) years from the date of first delivery of furniture and may be renewed upon mutual consent of the parties. However, it is specifically agreed and understood that TCH shall within twelve (12) months of the expiration of this agreement provide notification to Integrity in writing as to TCH's intention to renew the Exclusive Lease for an additional five year period. It is understood and agreed that any such renewal shall be expected within six months of the expiration of this agreement.

        18. Integrity shall have the exclusive first option during the term of this agreement to enter into contracts similar to this written contract with TCH for its markets in Cleveland, Ohio, Columbus, Ohio, Cincinnati, Ohio, and any other markets entered into by TCH. Said option shall become effective upon the mutual agreement of the parties.

        19. Upon termination of this agreement, whether by lapse of time or otherwise, Integrity shall be at liberty to enter into the premises of TCH upon five days notice and remove and carry away all furniture leased pursuant to this agreement and to do all things reasonably necessary for such removal without prejudice to rights of Integrity with respect to any lease payment due from TCH under this agreement or for any damages or breach of contract by TCH.

        20.     No purchase option for leased furniture is implied or offered.

        21. This document represents the entire agreement and understanding of the parties and shall not be amended, changed or altered in any way except upon written agreement of the parties.

        22. This agreement is binding upon the parties, their agents, principals, heirs, successors and assigns.

        23. This contract shall be governed by the laws of the Commonwealth of Pennsylvania.

        WITNESS our hands and seals the day and year first above written.




ATTEST:                                 INTEGRITY FURNITURE, INC.


                                        BY
------------------------------             -----------------------------------

ATTEST:                                 TEMPORARY CORPORATE HOUSING,
                                        PITTSBURGH, INC.


/s/ Kris L. Benjamin                    BY /s/ Lynda D. Clutchey
------------------------------             ----------------------------------
Kris L. Benjamin                           Lynda D. Clutchey
Treasurer                                  Vice President/Secretary


        In consideration of the execution of the Exclusive Lease Agreement between Integrity Furniture, Inc. and Temporary Corporate Housing Pittsburgh, Inc., the undersigned corporations do hereby guarantee to Integrity Furniture, Inc., its successors and assigns, to perform all obligations and make all payments of Temporary Corporate Housing Pittsburgh, Inc. as set forth in said Exclusive Lease Agreement.

ATTEST:                                 TEMPORARY CORPORATE HOUSING
                                        CLEVELAND, INC.


/s/ Kris L, Benjamin                    BY /s/ Lynda D. Clutchey
------------------------------             -----------------------------------
Kris L. Benjamin                           Lynda D. Clutchey
Treasurer                                  Vice President/Secretary


ATTEST:                                 TEMPORARY CORPORATE HOUSING
                                        CINCINNATI, INC.


/s/ Kris L. Benjamin                    BY /s/ Lynda D. Clutchey
------------------------------             -----------------------------------
Kris L. Benjamin                           Lynda D. Clutchey
Treasurer                                  Vice President/Secretary


ATTEST:                                 TEMPORARY CORPORATE HOUSING
                                        COLUMBUS, INC.


/s/ Kris L. Benjamin                    BY /s/ Lynda D. Clutchey
------------------------------             -----------------------------------
Kris L. Benjamin                           Lynda D. Clutchey
Treasurer                                  Vice President/Secretary

State of

County of

        On this, the 11TH day of September , 1995, before me, Pamela L. Smith, personally appeared LYNDA D. CLUTCHEY, who acknowledged herself to be the Vice-President and Secretary of Temporary Corporate Housing, Pittsburgh, Inc., Temporary Corporate Housing Cleveland, Inc., Temporary Corporate Housing Cincinnati, Inc. and Temporary Corporate Housing Columbus, Inc., corporations and that as such Vice-President and Secretary being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by herself as Vice-President and Secretary.

        In witness whereof, I hereunto set my hand and official seal.


                                   /s/ Pamela L. Smith
                                   -----------------------------------------
                                   Pamela L. Smith
                                   Notary Public, State of Ohio
                                   My Commission Expires 1/1/2000
                                   -----------------------------------------

State of

County of

        On this, the 11TH day of September , 1995, before me, Pamela L. Smith, personally appeared KRIS L. BENJAMIN, who acknowledged herself to be the Treasurer of Temporary Corporate Housing, Pittsburgh, Inc., Temporary Corporate Housing Cleveland, Inc., Temporary Corporate Housing Cincinnati, Inc. and Temporary Corporate Housing Columbus, Inc., corporations and that as such Treasurer being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by herself as Treasurer.

        In witness whereof, I hereunto set my hand and official seal.


                                   /s/ Pamela L. Smith
                                   ------------------------------------------
                                   Pamela L. Smith
                                   Notary Public, State of Ohio
                                   My Commission Expires 1/1/2000
                                   ------------------------------------------


                                   EXHIBIT "A"


               CONTEMPORARY                  Traditional    Country             Shaker

ITEM           PACKAGE        PACKAGE        PACKAGE        PACKAGE             PACKAGE

Sofa           Black Jack/    Lomera/        Woodbridge/    Globe               Decked out
Loveseat       Pgh. Black     Zapier/        Molly          Bridge              Ocean
Chair                         Danzibar       Wedgewood
Cocktail       Wrought Iron   Whitewash      Cherry Q.A.    Green & Cherry      Cream Diamond/
                                                                                Pine Shaker
(2) Ends       Wrought Iron   Whitewash      Cherry Q.A.    Country             Shaker
(2) Lamps      Contemporary   Contemporary   Traditional    Country             Country
Dinette        42" Black      42" rd. slat   Cherry Q.A.    40" x 60"           Nat. Table, cream
and four       and Glass/     back/          Cherry Q.A.    Green &             Chair/
chairs         36" x 60"      36" x 60" ww                  Cherry/             Green & Oak
               Black/Glass    surfboard                     36" x 60"           36" x 60"
                                                            Green & Cherry
Dresser        Maple          Whitewash      Cherry Q.A.    Maple               Maple
Mirror         Maple          Whitewash      Cherry Q.A.    Maple               Maple
(2) N.S.       Maple          Whitewash      Cherry Q.A.    Maple               Maple
Headboard      Maple          Whitewash      Cherry Q.A.    Maple               Maple
2 Lamps        Contemp        Contemp        Brass          Shaker              Shaker
Bedding        Queen          Queen          Queen          Queen               Queen
TV Cart        Wrought Iron   Whitewash      Cherry Q.A.    Green & Cherry      Cream/Pine



One Bedroom Package                $110.00 plus tax

      No Charge substitutions      -1 Parson Chair for 1 nightstand
                                   -1 Occasional Chair for 1 loveseat
                                   -1 Torchere Lamp at each Pennsylvanian Unit
                                   -2 Bar stools for 5 piece dinette
                                   -2 Twins for 1 Queen Bed

      Charged substitutions:       -$10.00 - Queen sleeper for sofa
      Additional Rental Items      -$8.00 - writing desk
                                   -$8.00 - Desk Chair
                                   -$3.00 - Desk Lamp

2 Bedroom Package                  $150.00 plus tax


2nd bedroom duplicate of 1st bedroom

      No Charge substitution       -30' x 60" Executive Desk
                                   -Task Chair
                                   -48" bookcase
                                   -2 Drawer File
                                   -Desk Lamp

      Above in exchange for bedroom pieces

* Integrity will provide TCH with a no charge office model.
* Traditional package is limited to 15% of total TCH units in each city.
* $25.00 transportation charge on all furniture exchanges except product defect or Integrity error.
* Vacancy credit - up to 10% of the "out on lease" units may receive vacancy credits of up to one hundred (100%) percent of the months rent in November, December, January, February and March for a maximum period of 90 days.